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                                                                   EXHIBIT 10.55


                                                                           (244)


                     DEFAULT SHARE EXCHANGE RIGHTS AGREEMENT

                 MEMORANDUM OF AGREEMENT made as of the 17th day of December, 1998.

AMONG:

                             CUSTOMERONE HOLDING CORPORATION,
                             a corporation existing under the laws of the State of Delaware,

                             (hereinafter referred to as "Holding"),

                                     - and -

                             1293220 ONTARIO INC.,
                             a corporation existing under the laws of the Province of Ontario,

                             (hereinafter referred to as "Buyco"),

                                     - and -

                             PETER A. BERCZI,
                             an individual resident in the City of Oakville in the Province of Ontario,

                             (hereinafter referred to as "Berczi"),

                                     - and -

                             EDWARD SCHWARTZ,
                             an individual resident in the City of Toronto in the Province of Ontario,

                             (hereinafter referred to as "Schwartz"),

                                     - and -



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                             BRUCE SIMPSON,
                             an individual resident
                             in the Province of Ontario,

                             (hereinafter referred to as "Simpson").

                 WHEREAS Berczi, Schwartz and Simpson (collectively, the "Shareholders") hold, in the aggregate, 3,054,055 Non-Voting Exchangeable Shares in the capital of Buyco (the "Exchangeable Shares") which Exchangeable Shares are exchangeable for shares of common stock in the capital of Holding on a 1:1 basis;

                 NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise;

          "BOARD OF DIRECTORS" means the Board of Directors of Buyco;

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a legal holiday on which banks are not open for business in Toronto, Ontario;

          "CASH EXCHANGE EVENT" means the inability of Buyco or Holding, as the case may be, to deliver Holding Shares when required to do such pursuant to the terms of the Exchangeable Share Provisions or the terms of this Agreement as a result of it not receiving advice of counsel to Holding that Holding, Buyco or the Shareholder, as applicable, have complied with all applicable United States federal and state securities laws; provided, however, that



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        a Cash Exchange Event shall only occur if such inability continues for
        90 days following the date on which the Holding Shares were to have been delivered;

        "CURRENT MARKET PRICE" means, in respect of a Holding Share on any date, the amount determined by the board of directors of Holding, in good faith and in its sole discretion to be the Current Market Price of a Holding Share, or if the Holding Shares are then traded or quoted on a stock exchange or automated quotation system, the average of the closing bid and ask prices of Holding Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the principal stock exchange or automated quotation system on which such shares are traded or quoted; provided, however, that if in the opinion of the board of directors of Holding the public distribution or trading activity of Holding Shares during such period does not create a market which reflects the fair market value of a Holding Share it shall determine the Current Market Price in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

        "DEFAULT EVENT" means any failure of Buyco to deliver or cause to be delivered Holding Shares in exchange for Exchangeable Shares pursuant to the Exchangeable Share Provisions;

        "DEFAULT EXCHANGE RIGHT" has the meaning ascribed thereto in section 2.1 hereof;

        "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions set forth in the provisions attaching to the Exchangeable Shares;

        "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto;

        "HOLDERS" means the registered holders from time to time of Exchangeable Shares including, without limitation, the Shareholders, but excluding Holding and its Affiliates;

        "HOLDING SHARES" means the shares of common stock of Holding and any other securities into which such shares may be changed;

        "LIEN" means any lien, pledge, adverse claim, security interest, mortgage, restriction, claim, charge or other encumbrance of any kind or nature whatsoever;

        "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative;

        "SHAREHOLDERS" has the meaning ascribed thereto in the recitals; and



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        "STOCKHOLDERS' AGREEMENT" means the stockholders' agreement in respect of Holding.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER, GENDER, ETC. In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 WITHHOLDING OF TAX. All amounts required to be paid, deposited or delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.

                                    ARTICLE 2
                             DEFAULT EXCHANGE RIGHT

2.1 GRANT AND OWNERSHIP OF THE DEFAULT EXCHANGE RIGHT. Holding hereby grants to the Holders the right (the "Default Exchange Right"), upon the occurrence and during the continuance of a Default Event, to require Holding to purchase from each Holder all but not less than all of the Exchangeable Shares held by such Holder, all in accordance with the provisions of this Agreement.

2.2 LEGENDED SHARE CERTIFICATES. Buyco shall cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of the right to exercise the Default Exchange Right in respect of the Exchangeable Shares held by a Holder.

2.3 PURCHASE PRICE. The purchase price payable by Holding for each Exchangeable Share to be purchased by Holding under the Default Exchange Right shall be (a) an amount per share equal to the Current Market Price, determined on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Shares under the Default Exchange Right (the "Exchange Date"), which shall be satisfied in full by Holding causing to be delivered to each Holder one Holding Share plus (b) an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such Holder on any dividend record date which occurred prior to the closing of the purchase and sale.



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2.4 EXERCISE OF THE DEFAULT EXCHANGE RIGHT. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of a Default Event, to exercise the Default Exchange Right with respect to all but not less than all of the Exchangeable Shares registered in the name of such Holder on the books of Buyco. To exercise the Default Exchange Right, the Holder shall deliver to Holding, in person, by courier or by certified or registered mail, at its principal office or at such other place as Holding may from time to time designate by written notice to the Holders, the certificates representing the Holder's Exchangeable Shares, duly endorsed in blank, and accompanied by such other documents and instruments as Holding may reasonably require together with:

        (a) a duly completed form of notice of exercise of the Default Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby exercises the Default Exchange Right so as to require Holding to purchase from the Holder that number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Holding free and clear of all Liens, (iii) the names in which the certificates representing Holding Shares issuable in connection with the exercise of the Default Exchange Right are to be issued, and (iv) the names and addresses of the Persons to whom such new certificates should be delivered; and

        (b) payment (or evidence satisfactory to Holding of payment) of the taxes (if any) payable as contemplated by section 2.6 hereof.

2.5 DELIVERY OF HOLDING SHARES; EFFECT OF EXERCISE.

        (a) Promptly after receipt of the certificates, duly endorsed in blank, representing the Exchangeable Shares in respect of which the Default Exchange Right has been exercised and any and all other documents acquired pursuant to section 2.4 hereof, Holding shall notify Buyco of its receipt of the same and, subject to section 1.5, Holding shall promptly thereafter deliver or cause to be delivered to the Holder of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Holder) the certificates for the number of Holding Shares issuable in connection with the exercise of the Default Exchange Right together with payment of the balance, if any, of the purchase price for such Exchangeable Shares.

        (b) Immediately upon the exercise of the Default Exchange Right, as provided in section 2.4 hereof, the closing of the transaction of purchase and sale contemplated by the Default Exchange Right shall be deemed to have occurred. The Holder of such Exchangeable Shares shall be deemed to have transferred to Holding all of its right, title and interest in and to such Exchangeable Shares free and clear of all Liens and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive



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the purchase price therefor, unless (i) the requisite number of Holding Shares, is not allotted, issued and/or delivered by Holding to such Holder (or to such other Persons, if any, properly designated by such Holder) and (ii) if applicable, the payment of the balance of the purchase price are not delivered within five Business Days of the Exchange Date or such cheque is not honoured when duly presented, in which case the rights of the Holder shall remain unaffected until such Holding Shares are so allotted, issued and/or delivered by Holding or such cheque in payment of a cash dividend is delivered or honoured, as the case may be. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be a holder of Holding Shares delivered to such Holder pursuant to the Default Exchange Right. Holding shall cause the Board of Directors to sanction or approve any transfer of Exchangeable Shares made pursuant to an exercise of the Default Exchange Right pursuant to the provisions hereof and such sanction or approval shall be effective as at the closing of the transaction of purchase and sale of Exchangeable Shares as provided in this section 2.5.

                Notwithstanding any other provision hereof, Holding shall have no any obligation to deliver Holding Shares pursuant to the terms hereof prior to receipt of advice of counsel to Holding that Holding and/or the Holders, as applicable, have complied with all applicable United States federal and state securities laws. Among other things, no delivery of Holding Shares shall be made prior to the delivery by the Holder of a securities representation letter as reasonably requested by counsel in customary form and substance addressing the sophistication and investment intent of the Holder and such other matters as are reasonably requested by counsel to effect compliance with law. Nothing contained herein shall be deemed to require Holding to register or qualify any Holding Shares pursuant to the United States Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. Each Holder, by accepting Holding Shares pursuant hereto, acknowledges that such Holder may be required to, and may be required to represent that such Holder will, hold such Holding Shares indefinitely.

        (c) Upon receipt of any Holding Shares, the Holder shall immediately be deemed to be a party to that certain Stockholders' Agreement by and among Holding and the other parties thereto, as such agreement may be hereafter amended (the "Stockholders Agreement"). The Holder will, promptly upon request by Holding, execute and deliver a Joinder Agreement in customary form acknowledging that such Holder is a party to the Stockholders Agreement with the rights and obligations appurtenant thereto, and such other documents and instruments as are reasonably requested by Holding and its counsel to ensure compliance with applicable law and regulation and to otherwise effect the purposes of these provisions.

2.6 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Holding pursuant to the Default Exchange Right, the share certificate or certificates representing Holding Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the Holder; provided, however, that such Holder (a)



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shall pay (and neither Holding nor Buyco shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Holder or (b) shall establish to the satisfaction of Holding and Buyco that such taxes, if any, have been paid.

2.7 NOTICE OF DEFAULT EVENT. Immediately upon the occurrence of a Default Event, Buyco and Holding shall give written notice thereof to the Holders. Such notice shall describe the event that has occurred and shall specify that, pursuant to this Agreement, the Holders are currently entitled, or may become entitled at a later date, to exercise the Default Exchange Right.


                                   ARTICLE 3
                               CASH EXCHANGE RIGHT

3.1 CASH EXCHANGE EVENT. Following the occurrence of a Cash Exchange Event, Buyco or Holding, as the case may be, shall satisfy its obligation to deliver Holding Shares by purchasing each Exchangeable Share in respect of which the Cash Exchange Event has occurred. Each Shareholder who owns such an Exchangeable Share shall be obligated to sell such Exchangeable Share in consideration of a purchase price for each Exchangeable Share in an amount equal to the sum of (i) the Current Market Price and (ii) an amount equal to the aggregate of all declared and unpaid cash dividends on such Exchangeable Share through the date on which the Cash Exchange Event occurred. The purchase price shall be satisfied by delivery by Buyco or Holding, as the case may be, to such Shareholder of a cheque in an amount equal to such sum. Upon the delivery of such cheque, the Shareholder shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof.


                                    ARTICLE 4
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

4.1 AMENDMENTS, MODIFICATIONS, ETC. Except as provided for in section 4.2 hereof, this Agreement may not be amended or modified except by an agreement in writing executed by Buyco, Holding and Holders representing an aggregate of 50% of the issued and outstanding Exchangeable Shares. Any amendment or modification of this Agreement by Buyco, Holding and the Holders shall bind the Holders and Buyco, Holding and the Holders shall be entitled to rely on such amendment or modification for all purposes.

4.2 CHANGES IN THE CAPITAL OF HOLDING OR BUYCO. Notwithstanding section 4.1 hereof, at all times after the occurrence of any capital reorganization, consolidation, merger, arrangement of Holding or Buyco, as the case may be, or amalgamation of Holding or Buyco, as the case may be, with or into another entity, this Agreement shall forthwith be deemed to have been amended and



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modified as necessary in order that it shall apply with full force and effect to all new securities into which Holding Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement giving effect to and evidencing such necessary amendments and modifications.


                                    ARTICLE 5
                                   TERMINATION

5.1 TERM.

        (a) This Agreement, including the Default Exchange Right, shall come into force and effect as at and from the date hereof and shall remain in force and effect until the earliest to occur of the following events, at which time this Agreement shall terminate:

                (i)  no outstanding Exchangeable Shares are held by the Holders;
                     or

                (ii) the Holders, Buyco and Holding agree in writing to
                     terminate this Agreement.

        (b) Notwithstanding anything herein to the contrary, the provisions of this Agreement shall no longer be applicable to any Person (including, without limitation, any Vendor) that ceases to be a registered holder of Exchangeable Shares and such Person shall, upon ceasing to be a registered holder of Exchangeable Shares, be deemed to have ceased to be a party to this Agreement.


                                    ARTICLE 6
                                     GENERAL

6.1 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

6.2 BINDING AGREEMENT. Subject to the provisions of Article 6 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, where applicable, their respective heirs and personal representatives. No party may assign its rights or obligations hereunder without the express prior written consent of each of the parties hereto.



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6.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by overnight courier or by fax to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

        (a)     if to Holding at:

                c/o Onex Investment Corp.
                712 Fifth Avenue
                New York, New York
                10019

                Attention: Seth M. Mersky

                with a copy to:

                Weil, Gotshal & Manges LLP
                100 Crescent Court
                Suite 1300
                Dallas, Texas
                75201-6950

                Attention: Mary Korby

        (b)     if to Buyco at:

                Onex Corporation
                BCE Place
                Canada Trust South Tower
                161 Bay Street
                49th Floor, P.O. Box 700
                Toronto, Ontario
                M5J 2S1

                Attention: Seth M. Mersky
                Fax: (416) 362-5765



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        (c)     if to Berczi at:

                c/o North Direct Response Inc.
                3250 Bloor Street West
                East Tower, 11th Floor
                P.O. Box 19
                Toronto, Ontario
                M8X 2X9

        (d)     if to Schwartz at:

                c/o North Direct Response Inc.
                3250 Bloor Street West
                East Tower, 11th Floor
                P.O. Box 19
                Toronto, Ontario
                M8X 2X9

        (e)     if to Simpson at:

                c/o North Direct Response Inc.
                3250 Bloor Street West
                East Tower, 11th Floor
                P.O. Box 19
                Toronto, Ontario
                M8X 2X9

                Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof unless such day is not a Business Day or unless such notice or communication was not given during the normal business hours of the recipient on such day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

6.4 COUNTERPARTS. This Agreement and any amendments or supplements thereto may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



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6.5 JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in that province and the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.


                            [SIGNATURE PAGE FOLLOWS]



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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.

                                       CUSTOMERONE HOLDING
                                       CORPORATION


                                       by: /s/ THOMAS P. DEA
                                          --------------------------------------


                                       by: /s/ SETH M. MERSKY
                                          --------------------------------------

                                       1293220 ONTARIO INC.


                                       by: /s/ THOMAS P. DEA
                                          --------------------------------------


                                       by: /s/ SETH M. MERSKY
                                          --------------------------------------



SIGNED, SEALED AND DELIVERED      )
     in the presence of           )
                                  )
                                  )
                                  )
                                  )
                                  )
                                  )    /s/ PETER BERCZI
                                  )    -----------------------------------------
                                  )    Peter Berczi
                                  )
                                  )
                                  )
                                  )
                                  )
                                  )
                                  )
                                  )
                                  )
            /s/ [ILLEGIBLE]       )    /s/ EDWARD SCHWARTZ
                                  )    -----------------------------------------
                                  )    Edward Schwartz, in his personal
                                  )    capacity and in trust
                                  )
                                  )
                                  )    /s/ BRUCE SIMPSON
                                  )    -----------------------------------------
                                  )    Bruce Simpson